SCHEDULE B

TO PROFUNDS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

OPERATIONAL PROFUNDS VP

Effective May 1, 2023 through April 30, 2024

Fund Name	Expense Limit
ProFund VP Asia 30	1.68%
ProFund VP Banks	1.68%
ProFund VP Materials	1.68%
ProFund VP Bear	1.68%
ProFund VP Biotechnology	1.68%
ProFund VP Bull	1.68%
ProFund VP Consumer Staples	1.68%
ProFund VP Consumer Discretionary	1.68%
ProFund VP Dow 30	1.68%
ProFund VP Emerging Markets	1.68%
ProFund VP Europe 30	1.68%
ProFund VP Falling U.S. Dollar	1.68%
ProFund VP Financials	1.68%
ProFund VP Government Money Market	1.35%
ProFund VP Health Care	1.68%
ProFund VP Industrials	1.68%
ProFund VP International	1.68%
ProFund VP Internet	1.68%
ProFund VP Japan	1.68%
ProFund VP Large-Cap Growth	1.68%
ProFund VP Large-Cap Value	1.68%
ProFund VP Mid-Cap	1.68%
ProFund VP Mid-Cap Growth	1.68%
ProFund VP Mid-Cap Value	1.68%
ProFund VP Energy	1.68%
ProFund VP NASDAQ-100	1.68%
ProFund VP Pharmaceuticals	1.68%
ProFund VP Precious Metals	1.68%
ProFund VP Real Estate	1.68%
ProFund VP Rising Rates Opportunity	1.68%
ProFund VP Semiconductor	1.68%
ProFund VP Short Dow 30	1.68%
ProFund VP Short Emerging Markets	1.68%
ProFund VP Short Mid-Cap	1.68%
ProFund VP Short International	1.68%
ProFund VP Short NASDAQ-100	1.68%

Fund Name	Expense Limit
ProFund VP Short Small-Cap	1.68%
ProFund VP Small-Cap	1.68%
ProFund VP Small-Cap Growth	1.68%
ProFund VP Small-Cap Value	1.68%
ProFund VP Technology	1.68%
ProFund VP Communication Services	1.68%
ProFund VP U.S. Government Plus	1.38%
ProFund VP UltraBull	1.68%
ProFund VP UltraMid-Cap	1.68%
ProFund VP Ultra NASDAQ-100	1.68%
ProFund VP UltraShort Dow 30	1.68%
ProFund VP UltraShort NASDAQ-100	1.68%
ProFund VP UltraSmall-Cap	1.68%
ProFund VP Utilities	1.68%
ProFund Access VP High Yield	1.68%
PROFUND ADVISORS LLC,	PROFUNDS,
a Maryland limited liability company	a Delaware statutory trust
/s/ Michael Sapir	By: /s/ Todd Johnson
By:________________________________
Michael L. Sapir	Todd B. Johnson
Chief Executive Officer	President